UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2005

CARDINAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           Cardinal Financial Corporation appointed Kim C. Liddell as Executive Vice President and Chief Operating Officer effective December 14, 2005.  Mr. Liddell, who is 45, joined the Company in March 2004 as its Executive Vice President and Chief Administrative Officer.  He will continue to be responsible for the Retail Branch Network, Retail Lending, Call Center, Training, Deposit Operations, Facilities, Human Resources, Information Technology, Compliance and Marketing functions of the Company.

From 2001 to 2004, Mr. Liddell was employed by two community banks, SeqouiaBank in Bethesda, Maryland and Planters Bank in Staunton, Virginia, where he was Senior Vice President responsible for the Retail Banking, Marketing, Small Business Lending, and Mortgage Banking divisions.  From 1999 to 2001, Mr. Liddell was the retail sales manager for 87 branches of First Virginia Bank in Northern Virginia and, from 1984 to 1999, he worked his way up in that bank’s Retail Banking Division from management trainee to regional sales manager for 23 branches in Northern Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: December 19, 2005	By:	/s/ Bernard H. Clineburg
Bernard H. Clineburg
Chairman, President and
Chief Executive Officer